UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 6, 2016

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Lien Forbearance Agreement

RCS Capital Corporation (the “Company”) and the other Loan Parties (defined therein) have entered into a forbearance agreement, dated as of December 31, 2015 (the “First Lien Forbearance Agreement”), with the lenders party thereto, including certain entities related to Fortress Investment Group, Eaton Vance Management and Carlyle Investment Management (the “First Lien Lenders”), Barclays Bank PLC, as Issuing Bank and Swing Line Lender, and Barclays Bank PLC, as administrative agent and collateral agent (“Barclays”) with respect to the First Lien Credit Agreement, dated as of April 29, 2014 (as amended, the “First Lien Credit Agreement”). Pursuant to the First Lien Forbearance Agreement, the First Lien Lenders have agreed to forbear from exercising rights and remedies (including enforcement and collection actions) with respect to defaults and events of default resulting from (i) the Company’s failure to make principal and interest payments due on December 31, 2015, (ii) the Company’s failure to make principal payments resulting from the termination of the Revolving Credit Commitments (as defined in the First Lien Credit Agreement), (iii) the Company’s failure to comply with the financial covenants for the test period ending December 31, 2015, and (iv) specified defaults that have occurred with respect to the Second Lien Credit Agreement (defined herein) and the Indenture (defined herein).

The forbearance period shall terminate upon the earlier of (i) 5:00 p.m. (Eastern time) on January 29, 2016 and (ii) the occurrence of a Terminating Event at the option of the Administrative Agent or the Required Lenders (as such terms are defined in the First Lien Forbearance Agreement). The First Lien Forbearance Agreement further provides, among other things, for a release by the Company and the other Loan Parties of Barclays, the First Lien Lenders and the other Secured Parties (as defined in the First Lien Credit Agreement) from certain claims and liabilities related to the First Lien Credit Agreement, the other Loan Documents (as defined in the First Lien Credit Agreement) and the transactions and other agreements related to the foregoing. The First Lien Forbearance Agreement also allows the Company to retain the proceeds of the sale of Hatteras Funds, LLC (“Hatteras”) instead of offering to prepay the First Lien Lenders as would otherwise be required by the First Lien Credit Agreement.

This summary of the material terms of the First Lien Forbearance Agreement is not intended to be complete and is qualified in its entirety by reference to the First Lien Forbearance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Lien Forbearance Agreement

The Company and the other Loan Parties (defined therein) have entered into a forbearance agreement, dated as of December 31, 2015 (the “Second Lien Forbearance Agreement”), with the lenders party thereto (the “Second Lien Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (“Bank of America”) with respect to the Second Lien Credit Agreement, dated as of April 29, 2014 (as amended, the “Second Lien Credit Agreement”). Pursuant to the Second Lien Forbearance Agreement, the Second Lien Lenders have agreed to forbear from exercising rights and remedies (including enforcement and collection actions) with respect to defaults and events of default resulting from (i) the Company’s failure to make interest payments due on December 31, 2015, (ii) the Company’s failure to comply with the financial covenants for the test period ending December 31, 2015, and (iii) specified defaults that have occurred with respect to the First Lien Credit Agreement and the Indenture.

The forbearance period shall terminate upon the earlier of (i) 5:00 p.m. (Eastern time) on January 29, 2016 and (ii) the occurrence of a Terminating Event at the option of the Required Lenders (or the Administrative Agent, acting at the direction of the Required Lenders) (as such terms are defined in the Second Lien Forbearance Agreement). The Second Lien Forbearance Agreement further provides, among other things, for a release by the Company and the other Loan Parties of Bank of America, the Second Lien Lenders and the other Secured Parties (as defined in the Second Lien Credit Agreement) from certain claims and liabilities related to the Second Lien Credit Agreement, the other Loan Documents (as defined in the Second Lien Credit Agreement) and the transactions and other agreements related to the foregoing. The Second Lien Forbearance Agreement also allows the Company to retain the proceeds of the sale of Hatteras instead of offering to prepay the Second Lien Lenders as would otherwise be required by the Second Lien Credit Agreement.

This summary of the material terms of the Second Lien Forbearance Agreement is not intended to be complete and is qualified in its entirety by reference to the Second Lien Forbearance Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Luxor Convertible Notes Forbearance Agreement

The Company has entered into a forbearance agreement, dated as of December 31, 2015 (the “Luxor Convertible Notes Forbearance Agreement”), with the holders of the 5.00% Convertible Senior Notes due 2021 (the “Luxor Convertible Notes”) with respect to the Indenture, dated as of April 29, 2014 (as supplemented, the “Indenture”). Pursuant to the Luxor Convertible Notes Forbearance Agreement, the holders have agreed to forbear from exercising rights and remedies (including enforcement and collection actions) with respect to defaults or events of default resulting from specified defaults under the First Lien Credit Agreement and Second Lien Credit Agreement.

The forbearance period shall terminate upon the earlier of (i) 5:00 p.m. (Eastern time) on January 29, 2016 and (ii) the occurrence of a Terminating Event at the option of the Holder (as such terms are defined in the Luxor Convertible Notes Forbearance Agreement). The Luxor Convertible Notes Forbearance Agreement further provides, among other things, for a release by the Company of the Indenture trustee and the holders of the Luxor Convertible Notes from certain claims and liabilities related to the Company, the Indenture and the transactions and other agreements related to the foregoing.

This summary of the material terms of the Luxor Convertible Notes Forbearance Agreement is not intended to be complete and is qualified in its entirety by reference to the Luxor Convertible Notes Forbearance Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Senior Unsecured Promissory Notes Forbearance Agreement

The Company has entered into a forbearance agreement, dated as of December 31, 2015 (the “Senior Unsecured Promissory Notes Forbearance Agreement”), with Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Capital Partners Offshore Master Fund, LP and Thebes Offshore Master Fund, LP (the “Luxor Noteholders”), with respect to the Senior Unsecured Promissory Notes, each dated November 9, 2015, for the aggregate principal amount of $15 million (the “Senior Unsecured Promissory Notes”). Pursuant to the Senior Unsecured Promissory Notes Forbearance Agreement, the Luxor Noteholders have agreed to forbear from exercising rights and remedies (including enforcement and collection actions) with respect to defaults or events of default resulting from specified defaults under the First Lien Credit Agreement and Second Lien Credit Agreement. The Company does not admit that any of such defaults or events of default under the Senior Unsecured Promissory Notes have actually occurred or are continuing.

The forbearance period shall terminate upon the earlier of (i) 5:00 p.m. (Eastern time) on January 29, 2016 and (ii) the occurrence of a Terminating Event at the option of the Holder (as such terms are defined in the Senior Unsecured Promissory Notes Forbearance Agreement). The Senior Unsecured Promissory Notes Forbearance Agreement further provides, among other things, for a release by the Company of the Luxor Noteholders from certain claims and liabilities related to the Company, the Senior Unsecured Promissory Notes and the transactions and other agreements related to the foregoing.

This summary of the material terms of the Senior Unsecured Promissory Notes Forbearance Agreement is not intended to be complete and is qualified in its entirety by reference to the Senior Unsecured Promissory Notes Forbearance Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bradley E. Scher as Director and Chairman of the Executive Committee

Pursuant to requirements under the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement for the appointment of an independent director reasonably acceptable to such lenders, on December 30, 2015, the board of directors (the “Board”) of the Company appointed Bradley E. Scher as a director of the Company and the Chairman of the Executive Committee of the Board effective as of January 4, 2016.

Mr. Scher will be paid an annual retainer of $75,000 for his service as a director plus an additional $10,000 for his service as the Chairman of the Executive Committee. He will also receive per-meeting fees of $1,500 per in person meeting and $500 per telephonic meeting, as well as other conference fees and the reimbursement of reasonable out of pocket expenses. In addition, it is expected that Mr. Scher will enter into the standard Company indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Scher against all liabilities and expenses incurred in connection with his service as a director of the Company to the fullest extent permitted by Delaware law and permits the advancement of certain related expenses. The form of the Indemnification Agreement has been filed as exhibit 10.10 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the Securities and Exchange Commission on May 21, 2013.

There are no transactions or agreements required to be disclosed by Item 404(a) of Regulation S-K with respect to Mr. Scher.

Item 8.01. Other Events.

On January 4, 2016, the Company announced, among other things, that the Company intends to file a voluntary petition for a prearranged Chapter 11 bankruptcy in late January 2016 in order to implement a financial restructuring.  Cetera’s member broker-dealer firms will not be involved with the contemplated Chapter 11 filing. The purpose of the Chapter 11 filing is to improve the Company’s balance sheet and capital structure by eliminating certain non-core assets and liabilities. Pursuant to the Chapter 11 filing, most of the Company’s corporate overhead expenses will be discharged and eliminated in the Chapter 11. The contemplated Chapter 11 restructuring will eliminate the common and preferred equity of the Company. Substantially all of the equity of the Company following the restructuring will be owned by the current first and second lien lenders. The restructuring is subject to the negotiation and execution of definitive documentation, regulatory, court and other approvals and obtaining the approval of the requisite first- and second lien-lenders and is expected to be completed during the second quarter of 2016.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	First Lien Forbearance Agreement, dated as of December 31, 2015, among RCS Capital Corporation, the Loan Parties, the First Lien Lenders and Barclays PLC
10.2	Second Lien Forbearance Agreement, dated as of December 31, 2015, between the RCS Capital Corporation, the Loan Parties, the Second Lien Lenders and Bank of America, N.A.
10.3	Luxor Convertible Notes Forbearance Agreement, dated as of December 31, 2015, among RCS Capital Corporation and the holders of the Luxor Convertible Notes
10.4	Senior Unsecured Promissory Notes Forbearance Agreement, dated as of December 31, 2015, among RCS Capital Corporation and Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Capital Partners Offshore Master Fund, LP and Thebes Offshore Master Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: January 6, 2016	By:	/s/ R. Lawrence Roth
	Name:	R. Lawrence Roth
	Title:	Chief Executive Officer